Medallia Reports Record Fourth Quarter Fiscal 2020 Financial Results

•Fiscal Year 2020 Total Revenue of $402.5 Million, up 28% Year-over-Year; Q4 Total Revenue of $110.1 Million, Up 27% Year-over-Year
•Fiscal Year 2020 Subscription Revenue of $312.2 Million, up 26% Year-over-Year; Q4 Subscription Revenue of $86.2 Million, Up 27% Year-over-Year

SAN FRANCISCO--(BUSINESS WIRE)--March 12, 2020--Medallia, Inc. (NYSE: MDLA), the global leader in experience management, today announced financial results for the quarter and year ended January 31, 2020.

“We capped off our first year as a public company with accelerated annual subscription revenue growth while extending our innovative and unique experience platform,” commented Leslie Stretch, president and CEO, Medallia. “Recent wins include AkzoNobel, Cloudera, Freddie Mac, Freshii, Luigi Lavazza, Mazda Canada, Ryder, Samsung U.K., Smashburger and XP Investimentos, among others.”

Stretch continued, “We plan to generate positive cash flow from operations for the full fiscal 2021 year. In addition, we plan to be break-even on a non-GAAP basis in fiscal 2021. With a healthy cash balance, disciplined financial management and a phenomenal and growing customer base, I believe we are well positioned to lead the customer experience domain.”

Financial Highlights for the Fourth Quarter of Fiscal 2020

•Total revenue for the quarter was $110.1 million, an increase of 27% from the same period last year. Subscription revenue was $86.2 million, an increase of 27% from the same period last year.

•Loss from operations for the quarter was $32.8 million, compared to loss from operations of $9.3 million in the same period last year. Non-GAAP income from operations for the fourth quarter was $3,000, compared to $2.4 million in the same period last year.

•Net loss for the quarter was $31.9 million, or $(0.25) per share, basic and diluted, compared to net loss of $9.9 million, or $(0.34) per share, basic and diluted, in the same period last year. Non-GAAP net income was $0.5 million, or $0.00 per share, diluted, compared to non-GAAP net income of $1.7 million, or $0.02 per share, diluted, in the same period last year.

•Cash, cash equivalents and marketable securities were $343.7 million as of January 31, 2020.

Financial Highlights for the Full Fiscal 2020

•Total revenue for fiscal year 2020 was $402.5 million, an increase of 28% from the prior year. Subscription revenue was $312.2 million, an increase of 26% from the prior year.

•Loss from operations for the fiscal year 2020 was $114.9 million, compared to loss from operations of $80.4 million in fiscal year 2019. Non-GAAP loss from operations for the fiscal year 2020 was $2.4 million, compared to $47.7 million in the same period last year.

•Net loss for the fiscal year 2020 was $112.3 million, or $(1.35) per share, basic and diluted, compared to net loss of $82.2 million, or $(3.07) per share, basic and diluted, in the same period last year. Non-GAAP net loss was $1.6 million, or $(0.02) per share, basic and diluted, compared to non-GAAP net loss of $49.5 million, or $(1.85) per share, basic and diluted, in the prior year.

For information regarding the non-GAAP financial measures discussed in this press release, please see the section titled “Non-GAAP Financial Measures.” Reconciliations between GAAP and non-GAAP financial measures are provided in the tables of this press release.

Recent Company Highlights

•Achieved Federal Risk and Authorization Management Program (FedRAMP) certification, further validating the company’s depth in delivering highly secure, leading solutions for consumer, employee and government experience management.
•Launched the Medallia Sales and Service Experience App, available on Salesforce AppExchange.
•Named a leader in The Forrester Wave™: Customer Feedback Management Platforms, Q1 2020.
•Recognized as the most advanced employee experience platform in the guiding analytics category of the People Analytics Technology report by research firm RedThread Research.
•Acquired LivingLens, a video feedback platform, to humanize feedback and bring the voice of the customer and employee to life.
•Announced three new innovative capabilities at NRF 2020, arming retailers with powerful insights to create world-class customer experiences, including Rival Intelligence for Medallia Social, Medallia pre-configured retail applications and Medallia’s Retail Theme Analytics.

Conference Call

Medallia will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) today to discuss the fourth quarter and fiscal 2020 results and outlook for the first quarter and full fiscal year 2021. The conference call will be available via live webcast and replay at the Investor Relations section of Medallia’s website: https://investor.medallia.com/events-and-presentations/default.aspx.

About Medallia

Medallia (NYSE: MDLA) is the pioneer and market leader in Experience Management. Medallia’s award-winning SaaS platform, the Medallia Experience Cloud, leads the market in the understanding and management of experience for customers, employees and citizens. Medallia captures experience signals created on daily journeys in person, digital and Internet of Things (IoT) interactions and applies proprietary AI technology to reveal personalized and predictive insights that can drive action with tremendous business results. Using Medallia Experience Cloud, customers can reduce churn, turn detractors into promoters and buyers, and create in-the-moment cross-sell and up-sell opportunities, providing clear and potent returns on investment. For more information visit www.medallia.com

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP subscription revenue gross profit and gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating our ongoing operational performance and trends and in comparing our financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to ours.

The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Medallia’s financial information in its entirety and not rely on a single financial measure.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

Employer payroll tax related to stock-based compensation. We exclude cash expenses for employer payroll taxes related to stock-based compensation, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of exercise or vesting, which may vary from period to period independent of the operating performance of our business.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of intangible assets are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Acquisition-related costs. We exclude costs related to acquisitions from our non-GAAP financial measures. These costs include legal and transactional costs associated with acquisition activities.
Restructuring and other. We exclude restructuring and other from certain of our non-GAAP financial measures. Restructuring and other consists of facility exit costs.
Income tax benefits. We exclude income tax benefits related to acquisitions from our non-GAAP financial measures. These tax benefits realized consist of the change in the valuation allowance resulting from acquisitions. In addition, we exclude income tax benefits related to our stock option exercise deductions.

Trailing twelve month subscription billings. We calculate subscription billings as total subscription revenue plus the change in subscription deferred revenue and contract assets (unbilled receivables) in the period. We measure subscription billings on a trailing twelve month basis because subscription billings vary from quarter to quarter due to invoice timing.

Note on Forward-Looking Statements

The forward-looking statements included in this press release and in the accompanying conference call, including for example, the quotations of management and the “Financial Outlook” section, discussion of our commercial prospects, partnerships, estimates of future revenues, operating income/loss and expenses, stock-based compensation expense and related employer payroll tax expense, amortization of acquired intangible assets, acquisition-related costs, restructuring and other expenses, income tax benefits and acquisitions, reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, relative growth of our recurring revenue, potential decreases in customer spending, uncertainty regarding purchasing trends in the cloud software market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impact of acquisitions and investments, changes in staffing levels, and other risks detailed in registration statements and periodic reports we filed with the Securities and Exchange Commission, including our prospectus filed with the SEC pursuant to Rule 424(b)(4) dated July 18, 2019 and in our quarterly report on Form 10-Q dated December 11, 2019, both of which may be obtained on the Investor Relations section of Medallia’s website (https://investor.medallia.com/financials/sec-filings/default.aspx). Actual results may differ materially from those presently reported. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update the information contained in this press release or the accompanying conference call, except as required by law.

© 2020 Medallia, Inc. All rights reserved. Medallia®, the Medallia logo, and the names and marks associated with Medallia’s products are trademarks of Medallia. All other trademarks are the property of their respective owners.

Medallia, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 31, 2020	January 31, 2019
Assets
Current assets:
Cash and cash equivalents	$226,866	$44,876
Marketable securities	116,833	—
Trade and other receivables, net of allowance for doubtful accounts of $982 and $253 as of January 31, 2020 and 2019, respectively	150,661	106,120
Deferred commissions, current	22,455	15,874
Prepaid expenses and other current assets	22,492	15,595
Total current assets	539,307	182,465
Property and equipment, net	34,879	42,989
Deferred commissions, noncurrent	51,540	35,727
Intangible assets, net	21,306	305
Goodwill	79,324	16,745
Other noncurrent assets	5,293	1,953
Total assets	$731,649	$280,184
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,608	$1,007
Accrued expenses and other current liabilities	20,268	12,840
Accrued compensation	37,160	19,708
Deferred revenue, current	263,115	210,666
Total current liabilities	324,151	244,221
Deferred revenue, noncurrent	1,407	1,151
Deferred rent, noncurrent	2,799	37,182
Other liabilities	5,496	4,188
Total liabilities	333,853	286,742
Stockholders’ equity (deficit):
Convertible preferred stock	—	72
Common stock, Class A	—	30
Common stock	132	—
Additional paid-in capital	878,843	363,076
Accumulated other comprehensive loss	(206)	(1,096)
Accumulated deficit	(480,973)	(368,640)
Total stockholders’ equity (deficit)	397,796	(6,558)
Total liabilities and stockholders’ equity (deficit)	$731,649	$280,184

Medallia, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2020	2019	2020	2019
Revenue:
Subscription	$86,160	$67,874	$312,168	$246,797
Professional services	23,940	18,510	90,295	66,845
Total revenue	110,100	86,384	402,463	313,642
Cost of revenue:
Subscription	16,913	12,603	61,369	47,948
Professional services	22,203	16,718	83,820	67,953
Total cost of revenue	39,116	29,321	145,189	115,901
Gross profit	70,984	57,063	257,274	197,741
Operating expenses:
Research and development	27,348	19,692	95,978	86,272
Sales and marketing	53,559	30,378	180,711	138,674
General and administrative	22,843	16,299	95,515	53,239
Total operating expenses	103,750	66,369	372,204	278,185
Loss from operations	(32,766)	(9,306)	(114,930)	(80,444)
Interest income and other income (expense), net	555	(234)	3,129	(11)
Loss before provision for (benefits from) income taxes	(32,211)	(9,540)	(111,801)	(80,455)
Provision for (benefits from) income taxes	(341)	408	532	1,779
Net loss	$(31,870)	$(9,948)	$(112,333)	$(82,234)
Net loss per share attributable to common stockholders, basic and diluted	$(0.25)	$(0.34)	$(1.35)	$(3.07)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	129,365	28,861	83,269	26,770

Medallia, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

GAAP to Non-GAAP adjustments include stock-based compensation expense and related employer payroll tax expense, amortization of acquired intangible assets, acquisition-related costs, restructuring and other, and income tax benefits as follows:

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2020	2019	2020	2019
Cost of revenue:
Subscription	$1,834	$264	$4,933	$1,504
Professional services	2,876	557	8,943	2,379
Operating expenses:
Research and development	6,889	1,718	18,422	7,563
Sales and marketing	10,251	1,780	29,327	6,813
General and administrative	10,919	7,356	50,922	14,472
Income tax benefits	(408)	—	(1,783)	—
Total	$32,361	$11,675	$110,764	$32,731

Medallia, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve Months Ended January 31,
	2020	2019
Operating activities
Net loss	$(112,333)	$(82,234)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	15,611	13,856
Amortization of deferred commissions	19,030	13,201
Stock-based compensation expense	109,456	27,858
Impairment (gain) on property and equipment and lease termination	(13,783)	3,398
Other	(698)	(417)
Changes in assets and liabilities:
Trade and other receivables	(43,268)	(16,383)
Deferred commissions	(41,424)	(27,218)
Prepaid expenses and other current assets	(6,198)	2,176
Lease incentive receivables	—	635
Other noncurrent assets	(252)	(853)
Accounts payable	2,097	877
Deferred revenue	49,749	42,935
Accrued expenses and other current liabilities	20,282	6,809
Other noncurrent liabilities	137	163
Net cash used in operating activities	(1,594)	(15,197)
Investing activities
Purchases of property, equipment and other	(22,009)	(11,259)
Purchase of marketable securities	(182,389)	(18,684)
Maturities of marketable securities	65,853	34,840
Proceeds from sale of marketable securities	511	1,296
Acquisitions, net of cash acquired	(76,532)	—
Other	(1,500)	—
Net cash provided by (used in) investing activities	(216,066)	6,193
Financing activities
Proceeds from initial public offering, net of issuance costs, underwriters discounts and commissions, and concurrent private placement	319,572	—
Proceeds from Series F convertible preferred stock, net of issuance costs	69,848	—
Payment for employee taxes withheld upon release of restricted stock units	(17,907)	—
Proceeds from exercise of stock options	34,009	12,093
Payment on capital leases	(3,540)	(708)
Repayment of debt assumed in acquisition	(2,297)	—
Net cash provided by financing activities	399,685	11,385
Effect of exchange rate changes on cash and cash equivalents	(35)	(204)
Net increase in cash and cash equivalents	181,990	2,177
Cash and cash equivalents at beginning of period	44,876	42,699
Cash and cash equivalents at end of period	$226,866	$44,876

Medallia, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2020	2019	2020	2019
Non-GAAP gross profit reconciliation:

GAAP gross profit	$70,984	$57,063	$257,274	$197,741

GAAP gross margin	64%	66%	64%	63%
Add (subtract):
Stock-based compensation	3,823	779	11,882	3,522
Employer payroll tax expense related to stock-based compensation	7	—	119	—
Amortization of acquired intangible assets	880	42	1,875	361
Non-GAAP gross profit	$75,694	$57,884	$271,150	$201,624
Non- GAAP gross margin	69%	67%	67%	64%

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2020	2019	2020	2019
Non-GAAP subscription revenue gross profit reconciliation:

GAAP subscription revenue gross profit	$69,247	$55,271	$250,799	$198,849

GAAP subscription revenue gross margin	80%	81%	80%	81%
Add (subtract):
Stock-based compensation	954	222	3,058	1,143
Amortization of acquired intangible assets	880	42	1,875	361
Non-GAAP subscription revenue gross profit	$71,081	$55,535	$255,732	$200,353
Non-GAAP subscription revenue gross margin	82%	82%	82%	81%

Medallia, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2020	2019	2020	2019
Non-GAAP operating expense reconciliation:

GAAP operating expenses	$103,750	$66,369	$372,204	$278,185
Add (subtract):
Stock-based compensation	(25,336)	(7,426)	(97,574)	(24,336)
Employer payroll tax expense related to stock-based compensation	(823)	—	(1,369)	—
Amortization of acquired intangible assets	(326)	—	(441)	—
Acquisition-related costs	(1,027)	—	(2,793)	—
Restructuring and other	(547)	(3,428)	3,506	(4,512)
Non-GAAP operating expenses	$75,691	$55,515	$273,533	$249,337

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2020	2019	2020	2019
Non-GAAP loss from operations reconciliation:

GAAP loss from operations	$(32,766)	$(9,306)	$(114,930)	$(80,444)
Add (subtract):
Stock-based compensation	29,159	8,205	109,456	27,858
Employer payroll tax expense related to stock-based compensation	830	—	1,488	—
Amortization of acquired intangible assets	1,206	42	2,316	361
Acquisition-related costs	1,027	—	2,793	—
Restructuring and other	547	3,428	(3,506)	4,512
Non-GAAP income (loss) from operations	$3	$2,369	$(2,383)	$(47,713)

Medallia, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2020	2019	2020	2019
Non-GAAP net loss reconciliation:

GAAP net loss	$(31,870)	$(9,948)	$(112,333)	$(82,234)
Add (subtract):
Stock-based compensation	29,159	8,205	109,456	27,858
Employer payroll tax expense related to stock-based compensation	830	—	1,488	—
Amortization of acquired intangible assets	1,206	42	2,316	361
Acquisition-related costs	1,027	—	2,793	—
Restructuring and other	547	3,428	(3,506)	4,512
Income tax benefits	(408)	—	(1,783)	—
Non-GAAP net income ( loss)	$491	$1,727	$(1,569)	$(49,503)

Weighted average shares:
Basic	129,365	28,861	83,269	26,770
Diluted	171,436	112,996	83,269	26,770

Medallia, Inc.
Non-GAAP Supplemental Financial Information
(in thousands, except percentages)
(unaudited)

	Trailing Twelve Months Ended January 31,
	2020	2019
Subscription billings:
Subscription revenue	$312,168	$246,797

Increase in subscription deferred revenue	47,549	39,095
Decrease in contract assets (unbilled receivables)	1,052	3,575
Subscription billings	$360,769	$289,467

Subscription billings growth rate	25%	24%

Contacts
Investor Relations
Carolyn Bass
ir@medallia.com

PR Contact:
Valerie Beaudett
press@medallia.com
+1 (650) 400-7833